                                                                    EXHIBIT 21.1

                      Aura Systems, Inc. and Subsidiaries
                      -----------------------------------




          Aura Systems, Inc.
          Aura Ceramics, Inc.
          Aura Designs, Ltd.
          Aura Medical Systems, Inc.
          Aura Realty, Inc.
          AuraSound, Inc.
          AuraTech, Inc.
          Audio-MYS Corporation
          Dreamworks Holdings, Ltd.
          Electrotec, Inc.
          Electrotec-AudioLease, Ltd.
          Linaeum Corporation
          MYS America, Inc.
          MYS Corporation
          Mystical Audio, Inc.
          MYS USA, Inc.
          NewCom,. Inc.
          Phillips Sound Labs, Inc.